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                                                                     EXHIBIT 8.1

           [LETTERHEAD OF GOODWIN, PROCTER & HOAR LLP APPEARS HERE]


                               January 23, 1998



Boston Properties, Inc.
8 Arlington Street
Boston, MA 02116

Ladies and Gentlemen:

     We have acted as counsel to Boston Properties, Inc., a Delaware corporation (the "Company"), in connection with the offer and sale by the Company of up to 23,000,000 shares of common stock, par value $.01 per share of the Company (the "Shares"). The Shares include an overallotment option of up to 3,000,000 shares of Common Stock. This opinion is being delivered in connection with the Company's Registration Statement on Form S-11 (No. 333-41449) (the "Registration Statement") relating to the registration of the offering and sale of the Shares under the Securities Act of 1933, as amended. You have requested our opinion on certain federal income tax matters in connection with the Offering.

     Capitalized terms not defined herein shall have the same meaning as in the Registration Statement.

     In rendering the following opinions, we have examined the Amended and Restated Certificate of Incorporation and Bylaws of the Company, the Amended and Restated Agreement of Limited Partnership of Boston Properties, L.P., a Delaware limited partnership (the "Operating Partnership"), and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein. We have reviewed the proposed investment activities, operations and governance of the Company and its Subsidiaries as set forth in public filings by the Company with the Securities and Exchange Commission. We have relied upon representations of duly appointed officers of the Company and the Operating Partnership (including, without limitation, representations contained in a letter dated as of this date (the "Officer's Certificate")), principally relating to the Company's organization and operations. We assume that each such representation is and will be true, correct and complete and that all representations that speak in the future, or to the intention, or to the best of the belief and knowledge of any person(s) or party(ies) are and will be true, correct and complete as if made without such qualification. We assume that the Company will be operated
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                          GOODWIN, PROCTER & HOAR LLP

Boston Properties, Inc.
January 23, 1998
Page 2

in accordance with the applicable laws and the terms and conditions of applicable documents. In addition, we have relied upon certain additional facts and assumptions described below. Nothing has come to our attention that would cause us to believe that any of such representations, facts and assumptions are untrue, incorrect or incomplete.

     In rendering the opinion set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us, and (vii) the factual accuracy of all representations, warranties and other statements made by all parties. In addition, we assume that all interests in the Operating Partnership have been and will be issued in a transaction (or transactions) that were and will not be required to be registered under the Securities Act of 1933 and that no interest in the Operating Partnership offered for sale outside the United States would have been or would be required to be registered under the Securities Act of 1933 if such interest had been offered for sale within the United States. We have further assumed that during its short 1997 taxable year ending December 31, 1997 and subsequent taxable years, the Company has operated and will operate in such a manner that will make the representations contained in the Officer's Certificate true for all such years, and that the Company and its Subsidiaries will not make any amendments to their organizational documents after the date of this opinion that would affect the Company's qualification as a real estate investment trust for any taxable year. In addition, we have assumed that the Company will make an election to be taxable as a real estate investment trust pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), with its properly and timely filed federal income tax return for its taxable year ending December 31, 1997. For purposes of our opinion, we have made no independent investigation of the facts contained in the documents and assumptions set forth above or the representations set forth in the Officer's Certificate.

     The discussion and conclusion set forth below are based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretation thereof, all of which are subject to change. No assurance can therefore be given that the federal income tax consequences described below will not be altered in the future. Based on the documents and assumptions set forth above and the representations set forth in the Officer's Certificate, we are of the opinion that:

     (1) Commencing with the Company's initial taxable year ending December 31, 1997, the Company has been organized and operated in conformity with the requirements for
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                          GOODWIN, PROCTER & HOAR LLP

Boston Properties, Inc.
January 23, 1998
Page 3

qualification as a real estate investment trust under the Code, provided that the Company files a proper election to be taxed as a real estate investment trust with its timely filed federal income tax return for the taxable year ending December 31, 1997 and continues to meet the applicable asset composition, source of income, shareholder diversification, distribution, and other requirements of the Code necessary for a corporation to qualify as a real estate investment trust, and

     (2) The information in the Registration Statement under the caption "Federal Income Tax Consequences" to the extent that it constitutes matters of law or legal conclusions, have been reviewed by us and is correct in all material respects, and our opinion set forth in such discussion is confirmed.

     We will not review on a continuing basis the Company's compliance with the documents or assumptions set forth above, or the representations set forth in the Officer's Certificate. Accordingly, no assurance can be given that the actual results of the Company's operations for any given taxable year will satisfy the requirements for qualification and taxation as a real estate investment trust under the Code. The ability of the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust will be dependent upon the Company's ability to continue to meet in each year the applicable asset composition, source of income, shareholder diversification, distribution, record keeping and other requirements of the Code necessary for a corporation to qualify as a real estate investment trust. The foregoing opinions are limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising out of the tax laws of any state or locality. We express no opinion with respect to the transactions described herein other than those expressly set forth herein. You should recognize that our opinion is not binding on the Internal Revenue Service and that the Internal Revenue Service may disagree with the opinions contained herein. Although we believe that our opinion will be sustained if challenged, there is no guarantee that this will be the case. Except as specifically discussed above, the opinion expressed herein is based upon the laws that currently exist. Consequently, future changes in the law may cause the federal income tax treatment of the transactions herein to be materially and adversely different from that described above.
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                          GOODWIN, PROCTER & HOAR LLP

Boston Properties, Inc.
January 23, 1998
Page 4

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Goodwin, Procter & Hoar, LLP under the caption "Federal Income Tax Consequences" in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                      Very truly yours,

                                      /s/ Goodwin, Procter & Hoar LLP

                                      Goodwin, Procter & Hoar LLP